Exhibit 5.1

FIFTH THIRD BANCORP

Fifth Third Center

Cincinnati, Ohio 45263

April 18, 2017

Fifth Third Bancorp

38 Fountain Square Plaza

Cincinnati, Ohio 45263

RE:	Issuance of 17,500,000 Shares of Common Stock of Fifth Third Bancorp Pursuant to Registration Statement on Form S-8 filed with the Securities and Exchange Commission

Gentlemen:

I have acted as counsel to Fifth Third Bancorp, an Ohio corporation (“Company”), in connection with the proposed issuance of up to 17,500,000 shares of the Company’s common stock, no par value (“Common Stock”) pursuant to the Fifth Third Bancorp 2017 Incentive Compensation Plan.

As counsel for the Company I have made such legal and factual examinations and inquiries as I deem advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Articles of Incorporation, Code of Regulations, and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.

On the basis of the foregoing, I express the opinion that the 17,500,000 shares of Common Stock registered for issuance pursuant to the Registration Statement, are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

I am admitted to the practice of law in the State of Ohio, and I express no opinion as to the laws of any jurisdiction other than federal laws of the United States and the laws of the State of Ohio

I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and any amendments thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

FIFTH THIRD BANCORP

By:	/s/ H. SAMUEL LIND
H. Samuel Lind,
Senior Vice President and Associate
General Counsel